UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/11/2006

C. H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23189

Delaware	41-1883630
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8100 Mitchell Road, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

952-937-8500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

C.H. Robinson Worldwide has reached a settlement in principle of the class claims certified in Carlson, et al v. C.H. Robinson, subject to preliminary approval on June 12, 2006, by the Court. The settlement to resolve the class claims of gender discrimination in pay and promotion consists of $15 million for all damages, costs, and attorneys' fees, to be allocated as determined by the Court. The $15 million is within C.H. Robinson's insurance coverage limits.

The proposed settlement also includes programmatic relief offered by C.H. Robinson. As a condition of the settlement, C.H. Robinson made no admission of liability.

The settlement proposal does not include the claims of individual plaintiffs who have filed EEOC charges or the FLSA overtime pay lawsuits.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. H. ROBINSON WORLDWIDE, INC.

Date: April 11, 2006	By:	/s/ Linda Feuss
Linda Feuss
Vice President, General Counsen & Secretary